Exhibit 99.1

Horizon Pharma plc Announces Acquisition of U.S. Rights to PENNSAID® 2% from Nuvo Research Inc.

— Acquisition Bolsters Primary Care Product Portfolio —

— Horizon to Host Conference Call/Webcast at 8:00 a.m. EST —

DUBLIN, IRELAND — (Marketwired) – October 17, 2014 – Horizon Pharma plc (NASDAQ: HZNP), a specialty biopharmaceutical company with a portfolio of products in arthritis, inflammation and orphan diseases, announced today the acquisition of the U.S. rights to PENNSAID® (diclofenac sodium topical solution) 2% w/w (PENNSAID 2%) from Nuvo Research Inc. (Nuvo) for a one-time payment of $45 million in cash. PENNSAID 2% is approved in the U.S. for the treatment of the pain of osteoarthritis (OA) of the knee(s).

PENNSAID 2% is a second generation version of PENNSAID® (diclofenac sodium topical solution) 1.5% w/w (PENNSAID 1.5%). Effective January 1, 2015, PENNSAID 1.5% w/w will no longer be marketed in the U.S. Nuvo will retain its existing ex-U.S. rights to PENNSAID 1.5% and PENNSAID 2%.

“The addition of PENNSAID 2% strengthens and diversifies our primary care portfolio of products,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “We plan to leverage our business model and existing commercial infrastructure to accelerate the net sales trajectory of PENNSAID 2%. This transaction fits our business development strategy, which is focused on acquiring underappreciated products with differentiated clinical benefits and an extended proprietary life.”

PENNSAID 2% was approved by the Food and Drug Administration (FDA) on January 16, 2014.

Expected Benefits of Transaction

•	Leverages the Company’s existing primary care commercial infrastructure.

•	Adds a third non-steroidal, anti-inflammatory drug (NSAID) product, which is topical and complementary to VIMOVO® and DUEXIS®.

•	Diversifies the Company’s sources of revenue to five products from four products.

•	Expected to be accretive to net income in 2015.

Transaction Details

•	The Company paid Nuvo $45 million in cash from existing cash balances for the U.S. rights to PENNSAID 2%, including intellectual property and other assets required to commercialize PENNSAID 2% in the U.S.

•	The Company entered into an eight-year exclusive supply agreement with Nuvo.

Operational Plan

•	The Company expects to begin selling PENNSAID 2% in early January 2015.

•	Horizon plans to expand its primary care sales force of 250 representatives by approximately 75 additional representatives.

•	The Company plans to include PENNSAID 2% in the Prescriptions Made Easy™ (PME) specialty pharmacy program to ensure patients receive PENNSAID 2% at a reasonable out-of-pocket cost.

“PENNSAID 2% is an ideal complement to our NSAID portfolio,” said Terry Evans, senior vice president, managed care and trade and general manager, primary care business unit, Horizon Pharma plc. “There are a significant number of patients with OA of the knee that do not tolerate an oral NSAID and PENNSAID 2% offers an attractive option for them.”

Adelaide Chambers, Peter Street, Dublin 8 Ireland

Advisor

Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to the Company.

Conference Call Today at 8:00 AM ET

At 8:00 a.m. Eastern Time today, Horizon’s management will host a conference call and live audio webcast to review the transaction and related matters. The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call 1-888-338-8373 (U.S.) or 973-872-3000 (international) to listen to the conference call. The conference ID number for the live call is 22085760. Telephone replay will be available approximately two hours after the call. To access the replay, please call 1-855-859-2056 (U.S.) or 404-537-3406 (international). The conference ID number for the replay is 22085760. An archived version of the webcast will be available for at least one week on the investors section of the Horizon Pharma’s website at www.horizonpharma.com.

About Horizon Pharma plc

Horizon Pharma plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated products that address unmet medical needs. The Company markets a portfolio of products in arthritis, inflammation and orphan diseases. The Company’s U.S. marketed products are ACTIMMUNE® (interferon gamma-1b), DUEXIS® (ibuprofen/famotidine), RAYOS® (prednisone) delayed-release tablets and VIMOVO® (naproxen/esomeprazole). Horizon’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com.

About PENNSAID® (diclofenac sodium topical solution) 2% w/w

PENNSAID (diclofenac sodium topical solution) 2% w/w is a topical non-steroidal anti-inflammatory drug (NSAID) indicated for the treatment of the pain of osteoarthritis of the knee(s). The recommended dose of PENNSAID 2% is two pump actuations on each painful knee, two times per day. PENNSAID 2% is protected by six U.S. patents that are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations database, or “Orange Book.”

Important Safety Information About PENNSAID® (diclofenac sodium topical solution) 2% w/w

IMPORTANT RISK INFORMATION

WARNING: CARDIOVASCULAR AND GASTROINTESTINAL RISK

Cardiovascular Risk

•	Non-steroidal anti-inflammatory drugs (NSAIDs) may cause an increased risk of serious cardiovascular thrombotic events, myocardial infarction, and stroke, which can be fatal. This risk may increase with duration of use. Patients with cardiovascular disease or risk factors for cardiovascular disease may be at greater risk.

•	PENNSAID 2% is contraindicated in the perioperative setting of coronary artery bypass graft (CABG) surgery.

Adelaide Chambers, Peter Street, Dublin 8 Ireland

Gastrointestinal Risk

•	NSAIDs cause an increased risk of serious gastrointestinal adverse events including bleeding, ulceration, and perforation of the stomach or intestines, which can be fatal. These events can occur at any time during use and without warning symptoms. Elderly patients are at greater risk for serious gastrointestinal events.

CONTRAINDICATIONS

•	PENNSAID 2% is also contraindicated in patients:

•	with a known hypersensitivity to diclofenac sodium or any other component of PENNSAID 2%.

•	who have experienced asthma, urticaria or allergic-type reactions after taking aspirin or other NSAIDs. Severe, rarely fatal anaphylactic-like reactions to NSAIDs have been reported in such patients

WARNINGS AND PRECAUTIONS

•	Elevation of one or more liver tests may occur during therapy with NSAIDs. PENNSAID 2% should be discontinued immediately if abnormal liver tests persist or worsen.

•	Use with caution in patients with fluid retention or heart failure. Hypertension can occur with NSAID treatment. Monitor blood pressure closely with PENNSAID 2% treatment.

•	Long-term administration of NSAIDs can result in renal papillary necrosis and other renal injury. Use PENNSAID 2% with caution in patients at greatest risk of this reaction, including the elderly, those with impaired renal function, heart failure, liver dysfunction and those taking diuretics and ACE-inhibitors.

•	Anaphylactoid reactions may occur in patients without prior exposure to PENNSAID 2%. NSAIDs can cause serious skin adverse events such as exfoliative dermatitis, Stevens-Johnson Syndrome (SJS) and toxic epidermal necrolysis (TEN), which can be fatal.

•	Wash and dry hands before and after use. Avoid contact of PENNSAID 2% with the eyes and mucous membranes

•	PENNSAID 2% was not evaluated under the conditions of heat application, occlusive dressings overlay or exercise; therefore, concurrent use of PENNSAID 2% under these conditions is not recommended.

•	Do not:

•	apply PENNSAID 2% to open wounds.

•	shower for at least 30 minutes after applying PENNSAID 2%.

•	wear clothing over the PENNSAID 2% treated knee until the treated knee is dry.

•	Protect treated knee(s) from natural or artificial sunlight. Topicals, such as sunscreen and bug repellent, may be applied after PENNSAID 2% treated knee(s) are completely dry.

•	Concurrent use with oral NSAIDs should be avoided unless benefit outweighs risk and periodic laboratory evaluations are conducted

ADVERSE REACTIONS

•	The most common adverse events in a Phase 2 clinical trial of PENNSAID 2% were application site reactions, such as dryness (22%), exfoliation (7%), erythema (4%), pruritus (2%), pain (2%), induration (2%), rash (2%) and scabbing (<1%). Other adverse reactions occurring in >1% of patients receiving PENNSAID 2% included urinary tract infection (3%), contusion (2%), sinus congestion (2%) and nausea (2%).

Adelaide Chambers, Peter Street, Dublin 8 Ireland

USE IN SPECIFIC POPULATIONS

•	PENNSAID 2% should not be used in pregnant or lactating women and is not approved for use in pediatric patients.

Please review Full Prescribing Information for additional Important Risk Information including boxed warning. For more information, please visit www.PENNSAID.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expected benefits from the acquisition of U.S. rights to PENNSAID 2%, including its expected impact on future earnings and its expected effect on the Company’s product portfolio, plans to begin selling PENNSAID 2%, to expand the Company’s primary sales force, to include PENNSAID 2% in the PME specialty pharmacy program and benefits of such program, and to accelerate net sales of PENNSAID 2%, and the Company’s growth strategy and prospects. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors. These factors include, but are not limited to, risks regarding Horizon’s ability to commercialize products successfully, including risks relating to availability of coverage and adequate reimbursement and pricing from government and third party payers, Horizon’s ability to enforce its intellectual property rights to its products, whether Horizon will be able to realize the anticipated benefits of the acquisition of U.S. rights to PENNSAID 2% and manage the integration of the new product successfully and Horizon’s ability to execute on its growth strategy. For a further description of these and other risks facing the Company, please see the risk factors described in the Company’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update or revise these statements, except as may be required by law.

Contact:

Elizabeth M. Higashi, CFA

Vice President, Investor Relations

investor-relations@horizonpharma.com

+1 224 383-3285

SOURCE: Horizon Pharma plc

Adelaide Chambers, Peter Street, Dublin 8 Ireland